CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT

This CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT (this “Agreement”), made as of August 22, 2014 (the “Effective Date”), is by and between Merck Sharp & Dohme BV (“Merck”), having a place of business at Waarderweg 39, 2031 BN Haarlem, The Netherlands and Advaxis Inc. having a place of business at 305 College Road East, Princeton, NJ. 08540 (“Advaxis”). Merck and Advaxis are each referred to herein individually as “Party” and collectively “Parties”.

RECITALS

A. Advaxis is developing the Advaxis Compound (as defined below) for the treatment of certain tumor types.

B. Merck is developing the Merck Compound (as defined below) for the treatment of certain tumor types.

C. Advaxis desires to sponsor a clinical trial in which the Advaxis Compound and the Merck Compound would be dosed concurrently or in combination.

D. Merck and Advaxis, consistent with the terms of this Agreement, desire to collaborate as more fully described herein, including by providing the Merck Compound and the Advaxis Compound for the Collaboration Program (as defined below).

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, mutually agree as follows:

1. Definitions.

For all purposes of this Agreement, the capitalized terms defined in this Article 1 and throughout this Agreement shall have the meanings herein specified.

1.1 “Advaxis” has the meaning set forth in the preamble.

1.2 “Advaxis Compound” means ADXS31-142, a live-attenuated Listeria monocytogenes strain bioengineered, by transforming it with an expression vector to express a PSA antigen fused to a truncated Listeriolysin O (tLLO).

1.3 “Affiliate” means, with respect to either Party, a firm, corporation or other entity which directly or indirectly owns or controls said Party, or is owned or controlled by said Party, or is under common ownership or control with said Party. The word “control” means (i) the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of a legal entity, or (ii) possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities, contract rights, voting rights, corporate governance or otherwise.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

1.4 “Agreement” means this agreement, as amended by the Parties from time to time, and as set forth in the preamble.

1.5 “Alliance Manager” has the meaning set forth in Section 3.11.

1.6 “Applicable Law” means all federal, state, local, national and regional statutes, laws, rules, regulations and directives applicable to a particular activity hereunder, including performance of clinical trials, medical treatment and the processing and protection of personal and medical data, that may be in effect from time to time, including those promulgated by the United States Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”) and any successor agency to the FDA or EMA or any agency or authority performing some or all of the functions of the FDA or EMA in any jurisdiction outside the United States or the European Union (each a “Regulatory Authority” and collectively, “Regulatory Authorities”), and including without limitation cGMP and GCP (each as defined below); all data protection requirements such as those specified in the EU Data Protection Directive and the regulations issued under the United States Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); export control and economic sanctions regulations which prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals; anti-bribery and anti-corruption laws pertaining to interactions with government agents, officials and representatives; laws and regulations governing payments to healthcare providers; and any United States or other country’s or jurisdiction’s successor or replacement statutes, laws, rules, regulations and directives relating to the foregoing.

1.7 “Business Day” means any day other than a Saturday, Sunday or any public holiday in the country where the applicable obligations are to be performed.

1.8 “Calendar Quarter” means a three-month period beginning on January, April, July or October 1st.

1.9 “Calendar Year” means a one-year period beginning on January 1st and ending on December 31st.

1.10 “cGMP” means the current Good Manufacturing Practices officially published and interpreted by EMA, FDA and other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the Manufacture of the Compounds.

1.11 “Collaboration Data” means all data (including raw data) and results generated under the Study.

1.12 “Clinical Quality Agreement” means that certain clinical quality agreement being entered into by the Parties within thirty (30) days of the Effective Date.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

1.13 “Collaboration Program” means the collaboration of the parties to perform the Study.

1.14 “Compounds” means the Advaxis Compound and the Merck Compound. A “Compound” means either the Advaxis Compound or the Merck Compound, as applicable.

1.15 “Combination” means the use or method of using the Advaxis Compound and the Merck Compound in concomitant or sequential administration.

1.16 “Confidential Information” means any information, Know-How or other proprietary information or materials furnished to one Party by the other Party pursuant to this Agreement, except to the extent that it can be established by the receiving Party that such information or materials: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party as demonstrated by competent business records; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was disclosed to the receiving Party by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or (e) was subsequently developed by the receiving Party without use of the Confidential Information as demonstrated by competent business records.

1.17 “CTA” means an application to a Regulatory Authority for purposes of requesting the ability to start or continue a clinical trial.

1.18 Delivery- has the meaning set forth in Section 8.3.1 with respect to delivery of the Merck Compound, and Section 8.3.2 with respect to the Advaxis Compound.

1.19 “Direct Manufacturing Costs” has the meaning set forth in Section 6.11.

1.20 “Disposition Package” has the meaning set forth in Section 8.7.1.

1.21 “Dispute” has the meaning set forth in Section 21.1.

1.22 “Effective Date” has the meaning set forth in the preamble.

1.23 “EMA” has the meaning set forth in the definition of Applicable Law.

1.24 “Field” means the concomitant and/or sequenced administration of the Merck Compound and the Advaxis Compound in patients with solid tumors.

1.25 “FDA” has the meaning set forth in the definition of Applicable Law.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

1.26 “GCP” means the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the Compounds.

1.27 “Government Official” means: (a) any officer or employee of a government or any department, agency or instrument of a government; (b) any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government; (c) any officer or employee of a company or business owned in whole or part by a government; (d) any officer or employee of a public international organization such as the World Bank or United Nations; (e) any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or (f) any candidate for political office; who, when such Government Official is acting in an official capacity, or in an official decision-making role, has responsibility for performing regulatory inspections, government authorizations or licenses, or otherwise has the capacity to take decisions with the potential to affect the business of either of the Parties.

1.28 “HIPAA” has the meaning set forth in the definition of Applicable Law.

1.29 “IND” means the Investigational New Drug Application filed or to be filed with the FDA as described in Title 21 of the U.S. Code of Federal Regulations, Part 312, and the equivalent application in the jurisdictions outside the United States, including an “Investigational Medicinal Product Dossier” filed or to be filed with the EMA.

1.30 “Indirect Manufacturing Costs” has the meaning set forth in Section 6.11.

1.31 “Intellectual Property Right(s)” means any and all ideas, inventions, conceptions, discoveries, know-how, data, compositions, information, results, databases, documentation, reports, materials, writings, processes, methods, techniques and other information, including Patents, trade secrets, trade-marks, service marks, trade names, registered designs, design rights, copyrights (including rights in computer software and database rights), whether registered or not, and all legal means of establishing rights in and to and the aforesaid rights or property similar to any of the foregoing, in any part of the world, together with the right to apply for the registration of any such right.

1.32 “Inventions” means all inventions and discoveries which are made or conceived in the performance of the Collaboration Program and/or which are made or conceived by a Party through use of the Collaboration Data.

1.33 JDC has the meaning set forth in Section 3.11.

1.34 “Jointly Owned Invention” has the meaning set forth in Section 10.1.1.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

1.35 “Joint Patent Application” has the meaning set forth in Section 10.1.2.

1.36 “Joint Patent” means a patent that issues from a Joint Patent Application.

1.37 “Know-How” means any proprietary invention, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, including manufacturing, use, process, structural, operational and other data and information, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable, that is not generally known or otherwise in the public domain.

1.38 “Liability” has the meaning set forth in Section 14.2.1.

1.39 “Live-Attenuated Bacterial Vaccine” means any live-attenuated bacterial vaccine that is used to stimulate Antigen Presenting Cells capable of driving a cellular immune response to PSA expressing cells.

1.40 “Manufacture,” “Manufactured,” or “Manufacturing” means all stages of the manufacture of a Compound, including planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labeling, leafleting, testing, quality assurance, sample retention, stability testing, release, dispatch and supply, as applicable.

1.41 “Manufacturer’s Release” or “Release” has the meaning ascribed to such term in the Clinical Quality Agreement.

1.42 “Manufacturing Site” means the facilities where a Compound is Manufactured by or on behalf of a Party, as such Manufacturing Site may change from time to time in accordance with Section 8.6 (Changes to Manufacturing). ; Manufactured at Vibalogics, Zeppelinstraße 2, 27472 Cuxhaven, Germany

1.43 “Merck” has the meaning set forth in the preamble.

1.44 “Merck Compound” means MK-3475, a humanized anti-human PD-1 monoclonal antibody.

1.45 “Non-Conformance” means, with respect to a given unit of Compound, (i) an event that deviates from an approved cGMP requirement with respect to the applicable Compound, such as a procedure, Specification, or operating parameter, or that requires an investigation to assess impact to the quality of the applicable Compound or (ii) that such Compound failed to meet the applicable representations and warranties set forth in Section 2.3. Classification of the Non-Conformance is detailed in the Clinical Quality Agreement.

1.46 “Party” has the meaning set forth in the preamble.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

1.47 “PD-1 Antagonist” means any small or large molecule that blocks binding of PD-L1 and/or PD-L2 to PD-1.

1.48 “Pharmacovigilance Agreement” means that certain pharmacovigilance agreement being entered into by the Parties within thirty (30) days of the Effective Date regarding the Compounds.

1.49 “Project Manager” has the meaning set forth in Section 3.11.

1.50 “Protocol” means the written documentation that describes the Study and sets forth specific activities to be performed as part of the Study conduct, attached hereto as Appendix A.

1.51 “Regulatory Approvals” means, with respect to a Compound, any and all permissions (other than the Manufacturing approvals) required to be obtained from Regulatory Authorities and any other competent authority for the development, registration, importation and distribution of such Compound in the United States, Europe or other applicable jurisdictions for use in the Study.

1.52 “Regulatory Authorities” has the meaning set forth in the definition of Applicable Law.

1.53 “Sample Testing Results” has the meaning set forth in Section 3.7.

1.54 “Specifications” means, with respect to a given Compound, the set of requirements for such Compound as set forth in the Clinical Quality Agreement.

1.55 “Study” means the concomitant or sequenced administration of the Merck Compound and the Advaxis Compound (the “Phase I/II Trial”). More specifically, the Study is a Phase 1-2 Dose-escalation and Safety Study of ADXS31-142 Alone and of ADXS31-142 in Combination with Pembrolizumab (MK-3475) in Patients with Previously Treated Metastatic Castration-resistant Prostate Cancer.

1.56 “Study Completion” has the meaning set forth in Section 3.12.

1.57 “Territory” means worldwide.

1.58 “Third Party” means any person or entity other than Advaxis, Merck or their respective Affiliates.

2. Scope of the Agreement.

2.1 Each Party shall contribute to the Collaboration Program such resources as are necessary to fulfill its obligations set forth in this Agreement and more specifically described in Article 7.

2.2 Each Party agrees to act in good faith in performing its obligations under this Agreement and shall notify the other Party as promptly as possible in the event of any Manufacturing delay that is likely to adversely affect supply of its Compound as contemplated by this Agreement.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

2.3. Advaxis agrees to Manufacture and supply the Advaxis Compound for purposes of the Collaboration Program as set forth in Article 8, and Advaxis hereby represents and warrants to Merck that, at the time of Delivery of the Advaxis Compound, such Advaxis Compound shall have been Manufactured and supplied in compliance with: (i) the Specifications for the Advaxis Compound; (ii) the Clinical Quality Agreement; and (iii) all Applicable Law, including cGMP and health, safety and environmental protections. Merck agrees to Manufacture and supply the Merck Compound for purposes of the Collaboration Program as set forth in Article 8, and Merck hereby represents and warrants to Advaxis that, at the time of Delivery of the Merck Compound, such Merck Compound shall have been Manufactured and supplied in compliance with: (a) the Specifications for the Merck Compound; (b) the Clinical Quality Agreement; and (c) all Applicable Law, including cGMP and health, safety and environmental protections. Without limiting the foregoing, each Party is responsible for obtaining all regulatory approvals (including facility licenses) that are required to Manufacture its Compound in accordance with Applicable Law (provided that for clarity, Advaxis shall be responsible for obtaining Regulatory Approvals for the Study as set forth in Section 3.3).

2.4. Each Party may delegate its activities under the Collaboration Program to its own Affiliates without the other Party’s consent. Each Party shall have the right to subcontract any portion of its obligations hereunder to Third Party subcontractors, provided that the JDC has approved the use of such Third Parties in the performance of such activities as set forth in the Protocol and further provided that such Party shall remain solely and fully liable for the performance of such subcontractors. Notwithstanding the foregoing, either Party may, without consulting the JDC, subcontract its manufacturing activities with regards to its Compound to be provided for the Study. Each Party shall ensure that each of its subcontractors performs its obligations pursuant to the terms of this Agreement, including the Appendices attached hereto. Each Party shall use reasonable efforts to obtain and maintain copies of documents relating to the obligations performed by such subcontractors that are held by or under the control of such subcontractors and that are required to be provided to the other Party under this Agreement.

2.5 During the Collaboration Program, Advaxis shall not, either alone or with another party, conduct any clinical trial involving the Advaxis Compound and any PD-1 Antagonist other than in furtherance of the Collaboration Program.

2.6 This Agreement does not create any obligation on the part of Merck to provide the Merck Compound for any activities other than the Collaboration Program, nor does it create any obligation on the part of Advaxis to provide the Advaxis Compound for any activities other than the Collaboration Program.

2.7 Except as provided in Section 2.5, nothing in this Agreement shall (i) prohibit either Party from performing studies other than the Collaboration Program relating to its own Compound, either individually or in combination with any other compound or product, in any therapeutic area, or (ii) create an exclusive relationship between the Parties with respect to any Compound.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

3. Conduct of the Collaboration Program.

3.1 Advaxis shall act as the sponsor of the Study and shall hold the IND relating to the Study. Advaxis shall file the Protocol for the Study as an amendment to its existing IND for Advaxis Compound. In no event shall Advaxis file a separate combination IND for the Study.

3.2 Advaxis shall ensure that the Study is performed in accordance with this Agreement, the Protocol, and all Applicable Law, including GCP.

3.3 Advaxis shall ensure that all directions from any Regulatory Authority and/or ethics committee with jurisdiction over the Study are followed. Further, Advaxis shall ensure that all IRB approvals, customs clearances, and Regulatory Approvals from any Regulatory Authority and/or ethics committee with jurisdiction over the Study are obtained prior to initiating performance of the Study. Merck shall have the right (but no obligation) to participate in any discussions with a Regulatory Authority regarding matters related to the Merck Compound. Advaxis will be responsible for filing the IND for the Study.

3.4 Merck will provide to Advaxis as necessary, a right of reference to Merck’s IND filing for the Merck Compound. Merck will authorize FDA and other applicable regulatory authorities to cross-reference the appropriate MK-3475 INDs and CTAs to provide data access to Advaxis sufficient to support conduct of the Study. If Merck’s CTA is not available in a given country, Merck will file its CMC data with the Regulatory Authority for such country, referencing Advaxis’s CTA as appropriate (however, Advaxis shall have no right to directly access the CMC data).

3.5 Advaxis shall maintain reports and all related documentation in good scientific manner and in compliance with Applicable Law in connection with the Study as applicable. Advaxis shall provide to Merck all Study information and documentation reasonably requested by Merck to enable Merck to (i) comply with any of its legal, regulatory and/or contractual obligations, or any request by any Regulatory Authority, related to the Merck Compound, and (ii) determine whether the Study has been performed in accordance with this Agreement.

3.6 Advaxis shall ensure that all patient authorizations and consents required under HIPAA, the EU Data Protection Directive or any other similar Applicable Law in connection with the Study permit such sharing of Collaboration Data with Merck.

3.7 Ownership (including limitations of use) and the timing for sharing data and information generated from sample analysis to be performed by each Party on its respective Compound (“Sample Testing Results”) will be owned by the party conducting such testing. Neither Party shall, without further written agreement between the Parties, use the other Party’s Sample Testing Results for any purpose other than (i) to seek Regulatory Approval for the use of its respective Compound in the Combination or (ii) to file and prosecute patent applications for Joint Inventions and enforce any resulting patents in accordance with Article 10. Subject to the preceding, it is anticipated that Advaxis will maintain all data and results for the Trial in its database and will grant access to such data and database to Merck.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

3.8 Merck covenants and agrees that it will not use any unpublished Collaboration Data to research, develop and/or commercialize (directly or indirectly) a Live-Attenuated Bacterial Vaccine other than ADXS31-142 for use either as a monotherapy or in combination with a PD-1 Antagonist without Advaxis and Advaxis covenants and agrees that it will not use any unpublished Collaboration Data or any unpublished Merck-owned Sample Testing Results to research, develop and/or commercialize (directly or indirectly) a PD-1 Antagonist other than MK-3475 for use either as a monotherapy or in combination with a Live-Attenuated Bacterial Vaccine without Merck.

3.9 Each Party will be responsible for the testing of clinical samples as it relates to its own compound.

3.9.1 Samples for Merck Compound testing will be sent to Merck, or its designated third party contractor, for processing and testing. Certain results will be sent to Advaxis pursuant to a timeframe agreed to by the Parties as set forth in Appendix B.

3.9.2 Samples for Advaxis Compound testing will be sent to Advaxis or its designated third party contractor, for processing and testing. Certain results will be sent to Merck pursuant to a timeframe agreed to by the Parties as set forth in Appendix B.

3.10 Neither Party shall, without further written agreement between the Parties, use the Collaboration Data for any purpose other than (i) to seek Regulatory Approval for the use of its respective Compound in the Combination or (ii) to file and prosecute patent applications for Jointly Owned Inventions and enforce any resulting patents in accordance with Article 10; provided, however, that these restrictions shall no longer apply once the Collaboration Data, or portions thereof, are available to the public. Notwithstanding the above or anything to the contrary herein, either Party may share Collaboration Data as required by a Regulatory Authority or as may otherwise be required by law.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

3.11 Joint Development Committee. The Parties shall form a joint development team (the “Joint Development Committee” or “JDC”), made up of an equal number of representatives of Merck and Advaxis (not to exceed three (3) each), which shall have responsibility of coordinating all regulatory and other activities under, and pursuant to, this Agreement. Each Party shall designate a project manager (the “Project Manager”) who shall be responsible for implementing and coordinating activities, and facilitating the exchange of information between the Parties, with respect to the Study. Other JDC members will be agreed by both Parties. The JDC shall meet as soon as practicable after the Effective Date and then no less than once each Calendar Quarter, and more often as reasonably considered necessary at the request of either Party, to provide an update on Study progress. Prior to any such meeting, the Advaxis Project Manager shall provide an update in writing to the Merck Project Manager, which update shall contain information about overall Study progress, recruitment status, interim analysis (if results available), final analysis and other information relevant to the conduct of the Study. The JDC will meet quarterly and attempt to reach decisions by consensus with the Advaxis representatives having collectively one vote and the Merck representatives having collectively one vote, except that Merck will determine in its sole discretion the dose and dosing regimen for the Merck Compound and Advaxis will determine in its sole discretion the dose and dosing regimen for the Advaxis Compound. When consensus is not achieved on any matter, the matter will be escalated to the Advaxis CEO and the head of Merck Clinical or the VP of Merck Clinical Oncology, provided however that (1) in the event that the matter relates to the Merck Compound, Merck shall have final decision-making authority and (2) in the event that the matter relates to the Advaxis Compound, Advaxis shall have final decision-making authority. In addition to a Project Manager, each Party shall designate an alliance manager (the “Alliance Manager”) who shall endeavor to ensure clear and responsive communication between the Parties and the effective exchange of information and shall serve as the primary point of contact for any issues arising under this Agreement. The Alliance Managers shall have the right to attend all JDC meetings and may bring to the attention of the JDC any matters or issues either of them reasonably believes should be discussed and shall have such other responsibilities as the Parties may mutually agree in writing.

3.12 Advaxis shall provide Merck with (i) an electronic draft of the final study report, for Merck to provide comments to Advaxis within forty-five (45) days of receipt of the draft of the final study report and (ii) a final version of the final study report promptly following Study Completion. Advaxis shall consider in good faith any comments provided by Merck on the final study report and shall not include any statements relating to the Merck Compound which have not been approved by Merck. “Study Completion” shall occur upon database lock of the Study results.

4. Protocol and Related Documents.

4.1 A protocol and statistical analysis plan for the Study, has been agreed to by the Parties as of the Effective Date and is attached hereto as Appendix A (“Protocol”). The Protocol may be amended with the approval of the JDC, subject to each Party’s decision-making rights as set forth below.

4.2 Notwithstanding Section 4.1, Merck, in its sole discretion, will determine the dose and dosing regimen for the Merck Compound and will have the final decision on all matters relating to the Merck Compound and any information regarding the Merck Compound included in the Protocol.

4.3 Notwithstanding Section 4.1, Advaxis in its sole discretion, will determine the dose and dosing regimen for the Advaxis Compound and will have the final decision on all matters relating to the Advaxis Compound and any information regarding the Advaxis Compound included in the Protocol.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

4.4 Advaxis shall prepare the patient informed consent form for the Study in consultation with Merck (it being understood that the portion of the informed consent form relating to the Merck Compound will be provided by Merck). Any changes to such form that relate to the Merck Compound shall be subject to Merck’s written consent. Merck will provide such consent, or a written explanation for why such consent is being withheld, within fifteen (15) Business Days of receiving Advaxis’ request therefor.

5. Adverse Event Reporting.

Advaxis will be solely responsible for compliance with all Applicable Law pertaining to safety reporting for the Study and related activities. The Parties will execute a Pharmacovigilance Agreement within thirty (30) days to ensure the exchange of relevant safety data within appropriate timeframes and in appropriate format to enable the Parties to fulfill local and international regulatory reporting obligations and to facilitate appropriate safety reviews. The Pharmacovigilance Agreement will include safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any adverse experiences, pregnancy reports, and any other safety information arising from or related to the use of the Merck Compound and Advaxis Compound in the Study, consistent with Applicable Law. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill local and international regulatory reporting obligations to Government Authorities. Advaxis will transmit to Merck serious drug related life threatening or death events in three (3) calendar days and all other serious events in five (5) calendar days. Advaxis will be responsible for reporting adverse events to the FDA.

6. Term and Termination.

6.1 The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until completion of all of the obligations of the Parties hereunder or until terminated by either Party pursuant to this Article 6.

6.2 In the event that (i) Merck reasonably believes that the Merck Compound is being used in an unsafe manner and Advaxis fails to incorporate changes into the Protocol requested by Merck to address such issue, or (ii) the Merck Compound is not being used as described in the Protocol, Merck may immediately terminate this Agreement and the supply of the Merck Compound upon written notice to Advaxis.

6.3 Either Party may terminate this Agreement if the other Party commits a material breach of this Agreement, and such material breach continues for thirty (30) days after receipt of written notice thereof from the non-breaching Party; provided that if such material breach cannot reasonably be cured within thirty (30) days, the breaching Party shall be given a reasonable period of time to cure such breach.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

6.4 Either Party may terminate this Agreement immediately upon written notice to the other party if the terminating Party determines in good faith, based on a review of the Collaboration Data or other Study-related Know-How or information, that the Study may unreasonably affect patient safety.

6.5 Either Party may terminate this Agreement (in whole or in part on a country-by-country basis) immediately upon written notice to the other Party in the event that any Regulatory Authority takes any action, or raises any objection, that prevents the terminating Party from supplying its Compound for purposes of the Study. Additionally, either Party shall have the right to terminate this Agreement immediately (in whole or in part) upon written notice to the other Party in the event that it determines, in its sole discretion, to discontinue development of its Compound, for medical, scientific or legal reasons.

6.6 In the event that this Agreement is terminated, Advaxis shall, at Merck’s sole discretion, promptly either return or destroy all unused Merck Compound pursuant to Merck’s instructions. If Merck requests that Advaxis destroy the unused Merck Compound, Advaxis shall provide written certification of such destruction.

6.7 Either Party shall be entitled to terminate this Agreement immediately upon written notice to the other Party, if such other Party fails to perform its obligations in accordance with Sections 13.3.1, 13.3.2 and 13.3.8. The non-terminating Party shall have no claim against the terminating Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 6.7. To the extent (and only to the extent) that the laws of the Territory provide for any such compensation to be paid to the non-terminating Party upon the termination of this Agreement, the non-terminating Party hereby expressly agrees (to the extent possible under the laws of the Territory) to waive or to repay to the Party terminating this Agreement any such compensation or indemnity.

6.8 The provisions of Sections 3.6, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 13.2, 13.3, 13.4, 14.2 (Indemnification), 14.3 (Limitation of Liability), and Articles 1 (Definitions), 7 (Costs of Collaboration Program), 9 (Confidentiality), 10 (Intellectual Property), 11 (Reprints; Rights of Cross-Reference), 12 (Publications), 20 (No Additional Obligations), 21 (Dispute Resolution and Jurisdiction), 22 (Notices), 23 (Relationship of the Parties) and 25 (Construction) shall survive the expiration or termination of this Agreement.

6.9 Termination of this Agreement shall be without prejudice to any claim or right of action of either Party against the other Party for any prior breach of this Agreement.

6.10 Upon termination of this Agreement, each Party and its Affiliates shall promptly return to the other Party or destroy any Confidential Information of the other Party (other than Collaboration Data and Inventions) furnished to the receiving Party by the other Party, except that the receiving Party shall have the right to retain one copy for record-keeping purposes.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

6.11 Provided the Parties do not otherwise dispute the circumstances of termination, in the event of termination due to Section 6.2(i), 6.3 or 6.7 above, the terminating Party shall be entitled to reimbursement by the other Party for the Direct Manufacturing Costs and Indirect Manufacturing Costs (as defined herein) incurred by the terminating Party for its Compound Delivered for the Study. “Direct Manufacturing Costs” shall be calculated consistent with Generally Accepted Accounting Principles (“GAAP”) and include manufacturing fees; raw materials; direct labor; freight and duty, and factory overhead costs that can be directly attributed to the Compound, including but not limited to equipment maintenance and repair, supplies, ongoing stability program costs, other plant services, indirect labor and depreciation on direct capital assets. “Indirect Manufacturing Costs” shall be calculated consistent with GAAP and include allocations of indirect factory overhead and site support costs, including but not limited to utilities, quality, planning, engineering, maintenance, safety, site science and technology, and depreciation on indirect capital assets, procurement, warehousing, and corporate services. Allocations shall be based on each compound’s utilization relative to a manufacturing site’s total activity.

7. Costs of Collaboration Program.

7.1 Costs of Collaboration Program. As among the Parties, Advaxis will be responsible for all Third Party costs of conducting the Study. Otherwise, the Parties shall each be responsible for its own internal costs and expenses to support the Study. The Parties further agree that (i) Merck shall provide the Merck Compound for use in the Collaboration Program, as described in Article 8 below; and (ii) Advaxis shall bear all other costs associated with the conduct of the Collaboration Program, including that Advaxis shall provide the Advaxis Compound for use in the Collaboration Program, as described in Article 8 below.

8. Supply and Use of the Compounds.

8.1 Supply of the Compounds. Advaxis and Merck will each use commercially reasonable efforts to supply, or cause to be supplied, the quantities of its respective Compound as are set forth on Appendix C, on the timelines set forth in Appendix C, in each case, for use in the Collaboration Program. In the event that the Party conducting the Collaboration Program determines that the quantities of Compounds set forth on Appendix C are not sufficient to complete the Study, such Party shall so notify the other Party, and the Parties shall discuss in good faith regarding additional quantities of Compounds to be provided and the schedule on which such additional quantities shall be provided. Each Party shall also provide to the other Party a contact person for the supply of its Compound under this Agreement. Notwithstanding the foregoing, or anything to the contrary herein, in the event that either Party is not supplying its Compound in accordance with the terms of this Agreement, or is allocating under Section 8.10, then the other Party shall have no obligation to supply its Compound, or may allocate proportionally.

8.2 Minimum Shelf Life Requirements. Each Party shall use commercially reasonable efforts to supply its Compound hereunder with an adequate remaining shelf life at the time of Delivery to meet the requirements of the Collaboration Program.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

8.3 Provision of Compounds.

8.3.1 Merck will deliver the Merck Compound DAP (INCOTERMS 2010) to Advaxis’, or its designee’s, location as specified by Advaxis (“Delivery” with respect to such Merck Compound). Risk of Loss for the Merck Compound shall transfer from Merck to Advaxis at Delivery. All costs associated with the subsequent transportation, warehousing and distribution of Merck Compound shall be borne by Advaxis. Advaxis will: (i) take delivery of the Merck Compound supplied hereunder; (ii) perform the acceptance procedures allocated to it under the Clinical Quality Agreement; (iii) subsequently label and pack (in accordance with Section 8.5), and promptly ship the Merck Compound to the Study sites, in compliance with cGMP, GCP and other Applicable Law and the Clinical Quality Agreement; and (iv) provide, from time to time at the reasonable request of Merck, the following information: any applicable chain of custody forms, in-transport temperature recorder(s), records and receipt verification documentation, such other transport or storage documentation as may be reasonably requested by Merck, and usage and inventory reconciliation documentation related to the Merck Compound.

8.3.2 Advaxis is solely responsible, at its own cost, for supplying (including all Manufacturing, acceptance and release testing) the Advaxis Compound for the Collaboration Program, and the subsequent handling, storage, transportation, warehousing and distribution of the Advaxis Compound supplied hereunder. Advaxis shall ensure that all such activities are conducted in compliance with cGMP, GCP and other Applicable Law and the Clinical Quality Agreement. For purposes of this Agreement, the “Delivery” of a given quantity of the Advaxis Compound shall be deemed to occur when such quantity is packaged for shipment to a Study site or other site as set forth herein.

8.4 Labeling and Packaging; Use, Handling and Storage.

8.4.1 The Parties’ obligations with respect to the labeling and packaging of the Compounds are as set forth in the Clinical Quality Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, Merck shall provide the Merck Compound to Advaxis in the form of unlabeled vials, and Advaxis shall be responsible for labeling, packaging and leafleting such Merck Compound in accordance with the terms and conditions of the Clinical Quality Agreement and otherwise in accordance with all Applicable Law, including cGMP, GCP, and health, safety and environmental protections.

8.4.2 Advaxis shall (i) use the Merck Compound solely for purposes of performing the Study; (ii) not use the Merck Compound in any manner inconsistent with this Agreement or for any commercial purpose; and (iii) use, store, transport, handle and dispose of the Merck Compound in compliance with Applicable Law and the Clinical Quality Agreement, as well as all instructions of Merck. Advaxis shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of the Merck Compound, and in particular shall not analyze the Merck Compound by physical, chemical or biochemical means except as necessary to perform its obligations under the Clinical Quality Agreement.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

8.5 Product Specifications. A certificate of analysis shall accompany each shipment of the Merck Compound to Advaxis. Advaxis shall be responsible for any failure of the Merck Compound to meet the Specifications to the extent caused by shipping, storage or handling conditions after Delivery to Advaxis hereunder. Upon request, Advaxis shall provide Merck with a certificate of analysis covering each shipment of Advaxis Compound used in the Study.

8.6 Changes to Manufacturing. Each Party may make changes from time to time to its Compound or the Manufacturing Site without notice to the other Party; provided that such changes shall be in accordance with the Clinical Quality Agreement.

8.7 Product Testing; Noncompliance.

8.7.1 After Manufacturer’s Release. After Manufacturer’s Release of the Merck Compound but prior to or at the time of shipment to Advaxis, Merck shall provide Advaxis with such certificates and documentation as are described in the Clinical Quality Agreement (“Disposition Package”). Advaxis shall, within the time defined in the Clinical Quality Agreement, perform (i) with respect to the Merck Compound, the acceptance procedures allocated to it under the Clinical Quality Agreement, and (ii) with respect to the Advaxis Compound, the testing and release procedures allocated to it under the Clinical Quality Agreement. Advaxis shall be solely responsible for taking all steps necessary to determine that the Merck Compound or the Advaxis Compound, as applicable, is suitable for release before making such Merck Compound or Advaxis Compound, as applicable, available for human use. For clarity, Advaxis shall be responsible for storage and maintenance of the Merck Compound until it is tested and/or released, which storage and maintenance shall be in compliance with (a) the Specifications for the Merck Compound, the Clinical Quality Agreement and Applicable Law, and (b) any specific storage and maintenance requirements as may be provided by Merck from time to time.

8.7.2 Non-Conformance.

(a) In the event that either Party becomes aware that any Compound may have a Non-Conformance, despite testing and quality assurance activities (including any activities conducted by the Parties under Sections 8.7.1 (After Manufacturer’s Release)), such Party shall immediately notify the other Party in accordance with the procedures of the Clinical Quality Agreement. The Parties shall investigate any Non-Conformance in accordance with Section 8.9 (Investigations) and any discrepancy between them shall be resolved in accordance with Section 8.8 (Resolution of Discrepancies).

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

(b) In the event that any proposed or actual shipment of the Merck Compound (or portion thereof) shall be agreed to have a Non-Conformance at the time of Delivery to Advaxis, then unless otherwise agreed to by the Parties, Merck shall replace such Merck Compound as is found to have a Non-Conformance (with respect to Merck Compound that has not yet been administered in the course of performing the Study). Unless otherwise agreed to by the Parties in writing, the sole and exclusive remedies of Advaxis with respect to any Merck Compound that is found to have a Non-Conformance at the time of Delivery shall be (i) replacement of such Merck Compound as set forth in this Section 8.7.2(b), (ii) indemnification under Section 14.2 (to the extent applicable) and (iii) termination of this Agreement pursuant to Section 6.4 (to the extent applicable, but subject to the applicable cure periods set forth therein); provided that, for clarity, Advaxis shall not be deemed to be waiving any rights under Section 8.16. In the event Merck Compound is lost or damaged by Advaxis after Delivery, Merck shall provide additional Merck Compound (if available for the Study) to Advaxis; provided that Advaxis shall reimburse Merck for the Direct Manufacturing Costs and Indirect Manufacturing Costs (as such terms are defined in Section 6.11) of such replaced Merck Compound; and provided further that Merck shall have no obligation to provide additional Merck Compound more than once. Except as set forth in the foregoing sentence, Merck shall have no obligation to provide replacement Merck Compound for any Merck Compound supplied hereunder other than such Merck Compound as has been agreed or determined to have a Non-Conformance at the time of Delivery to Advaxis.

(c) Advaxis shall be responsible for, and Merck shall have no obligations or liability with respect to, any Advaxis Compound supplied hereunder that is found to have a Non-Conformance. Advaxis shall replace any Advaxis Compound as is found to have a Non-Conformance (with respect to Advaxis Compound that has not yet been administered in the course of performing the Study). Unless otherwise agreed to by the Parties in writing, the sole and exclusive remedies of Merck with respect to any Advaxis Compound that is found to have a Non-Conformance at the time of Delivery shall be (i) replacement of such Advaxis Compound as set forth in this Section 8.7.2(c), (ii) indemnification under Section 14.2 (to the extent applicable) and (iii) termination of this Agreement pursuant to Section 6.4 (to the extent applicable, but subject to the applicable cure periods set forth therein); provided that, for clarity, Merck shall not be deemed to be waiving any rights under Section 8.16.

8.8 Resolution of Discrepancies. If Merck disagrees with any determination of Non-Conformance by Advaxis, such discrepancy shall be resolved in accordance with the provisions of the Clinical Quality Agreement.

8.9 Investigations. The process for investigations of any Non-Conformance shall be handled in accordance with the provisions set forth in the Clinical Quality Agreement.

8.10 Shortage; Allocation. In the event of a shortage of a Compound such that a Party reasonably believes that it will not be able to fulfill its supply obligations hereunder with respect to its Compound, such Party will provide prompt written notice to the other Party thereof (including the quantity of its Compound that such Party reasonably determines it will be able to supply) and, upon request, the Parties will promptly discuss such situation (including how the quantities of Compound that such Party is able to supply hereunder will be allocated within the Study). Notwithstanding anything to the contrary contained herein, in the event of a shortage of a Party’s Compound, the Party experiencing such shortage shall have sole discretion, subject to Applicable Law, to determine the quantity of Compound it will be able to supply as a result of such shortage, and such Party shall not be deemed to be in breach of this Agreement for failure to supply any other quantities of such Party’s Compound hereunder as a result of such shortage.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

8.11 Regulatory Responsibility. The responsibilities of the Parties with respect to communication and filings with Regulatory Authorities related to the Compounds supplied hereunder in connection with the Study will be as set forth in the Pharmacovigilance Agreement and the Clinical Quality Agreement entered into by the Parties or their Affiliates in connection herewith.

8.12 Records; Audit Rights.

8.12.1 Advaxis will keep complete and accurate records pertaining to its use and disposition of Merck Compound (including its storage, shipping (cold chain) and chain of custody activities) and, upon request of Merck, will make such records open to review by Merck for the purpose of conducting investigations for the determination of Merck Compound safety and/or efficacy and Advaxis’s compliance with this Agreement with respect to the Merck Compound.

8.12.2 Each Party shall maintain complete and accurate records pertaining to its Manufacture of its Compound supplied hereunder, and, upon request of the other Party, will make such records open to review by such other Party in accordance with the Clinical Quality Agreement for the purpose of confirming such Party’s compliance with this Agreement with respect to its Manufacturing obligations hereunder.

8.13 Quality. Quality matters related to the Manufacture of the Compounds shall be governed by the terms of the Clinical Quality Agreement in addition to the relevant quality terms of this Agreement.

8.14 Quality Control. Each Party shall implement and perform operating procedures and controls for sampling, stability and other testing of its Compound, and for validation, documentation and release of its Compound and such other quality assurance and quality control procedures as are required by the Specifications, cGMPs and the Clinical Quality Agreement.

8.15 Audits and Inspections. The Parties’ audit and inspection rights are governed by the terms of the Clinical Quality Agreement.

8.16 Recalls. Recalls of the Compounds shall be governed by the terms of the Clinical Quality Agreement.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

9. Confidentiality.

9.1 Advaxis and Merck agree to hold in confidence any Confidential Information provided by the other Party, and neither Party shall use Confidential Information of the other Party except to fulfill such Party’s obligations under this Agreement. Without limiting the foregoing, Merck may not use Confidential Information disclosed by or on behalf of Advaxis relating to the Advaxis Compound or the Advaxis Live-Attenuated Bacterial Vaccine program other than for purposes of the Collaboration Program. Advaxis may not use Confidential Information disclosed by or on behalf of Merck relating to the Merck Compound or the Merck PD-1 program other than for purposes of the Collaboration Program. Neither Party shall, without the prior written permission of the other Party, disclose any Confidential Information of the other Party to any Third Party except to the extent disclosure (i) is required by Applicable Law; (ii) is pursuant to the terms of this Agreement; or (iii) is necessary for the conduct of the Collaboration Program, and in each case ((i) through (iii)) provided that the disclosing Party shall provide reasonable advance notice to the other Party before making such disclosure. For the avoidance of doubt, Advaxis may, without Merck’s consent, disclose Confidential Information to clinical trial sites and clinical trial investigators performing the Study, the data safety monitoring and advisory board relating to the Study, and regulatory agencies such as the FDA, EMA or other health authorities working with Advaxis on the Study, in each case to the extent necessary for the performance of the Study and provided that such persons (other than governmental entities) are bound by an obligation of confidentiality at least as stringent as the obligations contained herein.

9.2 Notwithstanding the foregoing, (i) Inventions that constitute Confidential Information and are jointly owned by the Parties, shall constitute the Confidential Information of both Parties and each Party shall have the right to use such Confidential Information consistent with Articles 10, 11 and 12 and (ii) Inventions that constitute Confidential Information and are solely owned by one Party shall constitute the Confidential Information of that Party and each Party shall have the right to use such Confidential Information consistent with Articles 10, 11 and 12.

9.3 All Confidential Information containing personal identifiable data shall be handled in accordance with all data protection and privacy laws, rules and regulations applicable to such Party.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

10. Intellectual Property.

10.1 Joint Ownership and Prosecution.

10.1.1 Subject to Sections 10.2 and 10.3, all rights to all Inventions claiming, or covering, the combined use of the Advaxis Compound and the Merck Compound (each a “Jointly Owned Invention”) shall belong jointly to Advaxis and Merck. Advaxis and Merck shall each be entitled to use the Jointly Owned Inventions in accordance with the terms and conditions of this Agreement, and without accounting or financial payment to the other Party and without the consent of the other Party. Notwithstanding the foregoing, Merck covenants and agrees that it will not use the Jointly Owned Invention to seek Regulatory Approval for, or to enable a Third Party to seek Regulatory Approval for, a Live-Attenuated Bacterial Vaccine other than ADXS31-142 or use either as a monotherapy or in combination with a PD-1 Antagonist and Advaxis covenants and agrees that it will not use the Jointly Owned Invention to seek Regulatory Approval for, or to enable a Third Party to seek Regulatory Approval for, a PD-1 Antagonist other than MK-3475 for use either as a monotherapy or in combination with a Live-Attenuated Bacterial Vaccine other than ADXS31-142. For those countries where a specific license is required for a joint owner of a Jointly Owned Invention to practice such Jointly Owned Invention in such countries, (i) Merck hereby grants to Advaxis a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under Merck’s right, title and interest in and to all Jointly Owned Inventions to use such Inventions in accordance with the terms and conditions of this Agreement and (ii) Advaxis hereby grants to Merck a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under Advaxis’s right, title and interest in and to all Jointly Owned Inventions to use such Inventions in accordance with the terms and conditions of this Agreement. For clarity, except as provided in Section 10.4 below, the terms of this Agreement do not provide Advaxis or Merck with any rights, title or interest or any license to the other Party’s background intellectual property except as necessary to conduct the Study.

10.1.2 Promptly following the Effective Date, patent representatives of each of the Parties shall meet (in person or by telephone) to discuss the patenting strategy for any Jointly Owned Inventions which may arise. In particular, the Parties shall discuss which Party will file a patent application (including any provisional, substitution, divisional, continuation, continuation in part, reissue, renewal, reexamination, extension, supplementary protection certificate and the like) in respect of any Jointly Owned Invention (each, a “Joint Patent Application”) and whether the Parties wish to appoint joint patent counsel. In any event, the Parties shall consult and reasonably cooperate with one another in the preparation, filing, prosecution (including prosecution strategy) and maintenance of such patent application and shall equally share the expenses associated with the Joint Patent Applications.

10.1.3 Except as expressly provided in Section 10.1.2, each Party agrees to make no patent application based on the other Party’s Confidential Information, and to give no assistance to any Third Party for such application, without the other Party’s prior written authorization.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

10.1.4 Advaxis shall have the first right to initiate legal action to enforce all Joint Patents against infringement or misappropriation by any Third Party that is marketing, or seeking to market, a compound in the same class as the Advaxis Compound, or to defend any declaratory judgment action relating thereto, at its sole expense. In the event that Advaxis fails to initiate or defend such action within thirty (30) days after being first notified of such infringement, Merck shall have the right to do so at its sole expense. Similarly, Merck shall have the first right to initiate legal action to enforce all Joint Patents against infringement or misappropriation by any Third Party that is marketing, or seeking to market, a compound in the same class as the Merck Compound, or to defend any declaratory judgment action relating thereto, at its sole expense. In the event that Merck fails to initiate or defend such action within thirty (30) days after being first notified of such infringement, Advaxis shall have the right to do so at its sole expense.

10.1.5 If one Party brings any prosecution or enforcement action or proceeding against a Third Party with respect to any Joint Patent, the second Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the suit. The costs and expenses of the Party bringing suit under this Section 10.1.5 shall be borne by such Party, and any damages or other monetary awards recovered shall be shared as follows: (i) the amount of such recovery actually received by the Party controlling such action shall be first applied to the out-of-pocket costs of each Party in connection with such action; and then (ii) any remaining proceeds shall be divided evenly between Advaxis and Merck. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 10.1.5 may not be entered into without the consent of the Party not bringing the suit.

10.2 Inventions Owned by Advaxis. Notwithstanding Section 10.1, the Parties agree that all rights to Inventions relating solely to the Advaxis Compound, or a Live Attenuated Bacterial Vaccine, are the exclusive property of Advaxis. Advaxis shall be entitled to file in its own name relevant patent applications and to own resultant patent rights for any such Invention. For the avoidance of doubt, any Invention generically encompassing the Advaxis Compound (and not the Merck Compound) within its scope, even where the Advaxis Compound is not disclosed per se, is the exclusive property of Advaxis.

10.3 Inventions Owned by Merck. Notwithstanding Section 10.1, the Parties agree that all rights to Inventions relating solely to the Merck Compound, or a PD-1 Antagonist, are the exclusive property of Merck. Merck shall be entitled to file in its own name relevant patent applications and to own resultant patent rights for any such Invention. For the avoidance of doubt, any Invention generically encompassing the Merck Compound (and not the Advaxis Compound) within its scope, even where the Merck Compound is not disclosed per se, is the exclusive property of Merck.

10.4 Mutual Freedom to Operate for Combination Inventions.

(i) Advaxis hereby grants to Merck a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, to any patent owned or controlled by Advaxis which (a) has a priority claim that is earlier than the initiation of the Study (i.e., first dosing of the first patient in the Study) and (b) claims the Combination, in order to practice such Combination for all purposes.

(ii) Merck hereby grants to Advaxis a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, to any patent owned or controlled by Merck which (a) has a priority claim that is earlier than the initiation of the Study (i.e., first dosing of the first patient in the Study) and (b) claims the Combination, in order to practice such Combination for all purposes.

(iii) For clarity, the terms of this Section 10.4 do not provide Merck or Advaxis with any rights, title or interest or any license to the other Party’s background intellectual property which does not claim the Combination (i.e., intellectual property owned or licensed by either Party which does not constitute an Invention and does not claim the Combination) except as necessary to conduct the Study.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

11. Reprints; Rights of Cross-Reference.

Consistent with applicable copyright and other laws, each Party may use, refer to, and disseminate reprints of scientific, medical and other published articles and materials from journals, conferences and/or symposia relating to the Collaboration Program, which disclose the name of a Party, provided such use does not constitute an endorsement of any commercial product or service by the other Party.

12. Publications.

12.1 On August 25, 2014 prior to the opening of the New York Stock Exchange, Advaxis will issue a press release in a form mutually agreed by the Parties.

12.2 Advaxis will register the Study with the Clinical Trials Registry located at www.clinicaltrials.gov and is committed to timely publication of the results following Study Completion, after taking appropriate action to secure Intellectual Property Rights (if any) arising from the Study. The publication of the results of the Study will be in accordance with the Protocol. Merck agrees not to publish the results of any Study involving the Advaxis Compound prior to the timely publication of the Study results by Advaxis.

12.3 Advaxis shall use reasonable efforts to publish or present scientific papers dealing with the Collaboration Program in accordance with accepted scientific practice.

12.4 The Parties agree that prior to submission of the results of the Collaboration Program for publication or presentation or any other dissemination of results including oral dissemination, the publishing Party shall invite the other to comment on the content of the material to be published or presented according to the following procedure:

(i)	At least forty-five (45) days prior to submission for publication of any paper, letter or any other publication, or thirty (30) days prior to submission for presentation of any abstract, poster, talk or any other presentation, the publishing Party shall provide to the other Party the full details of the proposed publication or presentation in an electronic version (cd-rom or email attachment). Upon written request from the other Party, the publishing Party agrees not to submit data for publication/presentation for an additional ninety (90) days in order to allow for actions to be taken to preserve rights for patent protection.

(ii)	The publishing Party shall give reasonable consideration to any request by the other Party made within the periods mentioned in clause (i) above to modify the publication.

(iii)	The publishing Party shall remove all Confidential Information of the other Party before finalizing the publication.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

12.5 Each Party agrees to identify the other Party and acknowledge its support in any press release and any other publication or presentation of the results of the Study.

13. Representations and Warranties; Disclaimers.

13.1 Each of Advaxis and Merck represents and warrants to the other that it has the full right and authority to enter into this Agreement.

13.2 Advaxis does not undertake that the Study shall lead to any particular result, nor is the success of the Study guaranteed. Neither Party accepts any responsibility for any use that the other Party may make of the Collaboration Data nor for advice or information given in connection therewith.

13.3 Anti-Corruption

13.3.1 In performing their respective obligations hereunder, the Parties acknowledge that the corporate policies of Advaxis and Merck and their respective Affiliates require that each Party’s business be conducted within the letter and spirit of the law. By signing this Agreement, each Party agrees to conduct the business contemplated herein in a manner which is consistent with all Applicable Law, including the U.S. Foreign Corrupt Practices Act, good business ethics, and its ethics and other corporate policies. In addition, Merck has provided Advaxis with a copy of its Ethical Business Practices policy (pages 9 & 10 of its Business Partner Code of Conduct), and Advaxis has provided Merck with a copy of its Code of Business Conduct and Ethics, and each Party agrees to abide by the spirit of the other Party’s guidelines, which may be updated from time to time by written notice.

Specifically, each Party agrees that it has not, and covenants that it, its Affiliates, and its and its Affiliates’ directors, employees, officers, and anyone acting on its behalf, will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

13.3.2 Each Party shall not contact, or otherwise knowingly meet with, any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement, without the prior written approval of the other Party, except where such meeting is consistent with the purpose and terms of this Agreement and in compliance with Applicable Law.

13.3.3 Each Party represents that: (i) it is authorized and has no impediment to enter into the transaction contemplated in this Agreement; and (ii) it is not excluded, debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programs.

13.3.4 Each Party represents and warrants that except as disclosed to the other in writing prior to the commencement of this Agreement: (1) it does not have any interest which directly or indirectly conflicts with its proper and ethical performance of this Agreement; (2) it shall maintain arm’s length relations with all Third Parties with which it deals with for or on behalf of the other in performance of this Agreement; and (3) it has provided complete and accurate information and documentation to the other Party, the other Party’s Affiliates and its and their personnel in the course of the due diligence conducted by the other Party for this Agreement, including disclosure of any officers, employees, owners or persons directly or indirectly retained by such Party in relation to the performance of this Agreement who are Government Officials or relatives of Government Officials. Each Party shall make all further disclosures as necessary to the other Party to ensure the information provided remains complete and accurate throughout the term of this Agreement. Subject to the foregoing, each Party agrees that it shall not hire or retain any Government Official to assist in its performance of this Agreement, with the sole exception of conduct of or participation in clinical trials under this Agreement, provided that such hiring or retention shall be subject to the completion by the hiring or retaining Party of a satisfactory anti-corruption and bribery (e.g., FCPA) due diligence review of such Government Official. Each Party further covenants that any future information and documentation submitted to the other Party as part of further due diligence or a certification shall be complete and accurate.

13.3.5 Each Party shall have the right during the term of this Agreement, and for a period of two (2) years following termination of this Agreement, to conduct an investigation and audit of the other Party’s activities, books and records, to the extent they relate to that other Party’s performance under this Agreement, to verify compliance with the terms of this Section 13.3. Such other Party shall cooperate fully with such investigation or audit, the scope, method, nature and duration of which shall be at the sole reasonable discretion of the Party requesting such audit.

13.3.6 Each Party shall ensure that all transactions under this Agreement are properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects. Each Party further represents, warrants and covenants that all books, records, invoices and other documents relating to payments and expenses under this Agreement are and shall be complete and accurate and reflect in reasonable detail the character and amount of transactions and expenditures. Each Party must maintain a system of internal accounting controls reasonably designed to ensure that no off-the-books or similar funds or accounts will be maintained or used in connection with this Agreement.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

13.3.7 Each Party agrees that in the event that the other Party believes in good faith that there has been a possible violation of the terms of this Agreement, such other Party may make full disclosure of such belief and related information at any time and for any reason to any competent government bodies and its agencies, and to whoever such Party determines in good faith has a legitimate need to know.

13.3.8 Each Party shall comply with its own ethical business practices policy and any Corporate Integrity Agreement to which it is subject, and shall conduct its Study-related activities in accordance with Applicable Law. Each Party agrees to ensure that all of its employees involved in performing its obligations under this Agreement are made specifically aware of the compliance requirements under this Section 13.3. In addition, each Party agrees to ensure that all such employees participate in and complete mandatory compliance training to be conducted by each Party, including specific training on anti-bribery and corruption, prior to his/her performance of any obligations or activities under this Agreement. Each Party further agrees to certify its continuing compliance with the requirements under this Section 13.3 on a periodic basis during the term of this Agreement in such form as may be reasonably specified by the other Party.

13.3.9 Each Party shall have the right to terminate this Agreement immediately upon any violation of this Section 13.3 or any breach of a representation or warranty contained herein by the other Party.

13.4 EXCEPT AS EXPRESSLY PROVIDED HEREIN, MERCK MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE MERCK COMPOUND, AND ADVAXIS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE ADVAXIS COMPOUND.

14. Insurance; Indemnification; Limitation of Liability.

14.1 Insurance. Each Party warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed herein. Upon request, a Party shall provide evidence of such insurance.

14.2 Indemnification.

14.2.1 Indemnification by Advaxis. Advaxis agrees to defend, indemnify and hold harmless Merck, its Affiliates, and its and their employees, directors, subcontractors and agents from and against any loss, damage, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any claim, proceeding, or investigation by a Third Party arising out of this Agreement or the Collaboration Program (a “Liability”), except to the extent that such Liability was directly caused by (i) negligence or willful misconduct on the part of Merck (or any of its Affiliates, or its and their employees, directors, subcontractors or agents); (ii) a breach on the part of Merck of any of its representations and warranties or any other covenants or obligations of Merck under this Agreement; or (iii) a breach of Applicable Law by Merck.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

14.2.2 Indemnification by Merck. Merck agrees to defend, indemnify and hold harmless Advaxis, its Affiliates, and its and their employees, directors, subcontractors and agents from and against any Liability to the extent such Liability is directly caused by (i) negligence or willful misconduct on the part of Merck (or any of its Affiliates, or its and their employees, directors, subcontractors or agents); (ii) a breach on the part of Merck of any of its representations and warranties or any other covenants or obligations of Merck under this Agreement; or (iii) a breach of Applicable Law by Merck.

14.2.3 Procedure. The obligations of Merck and Advaxis under this Section 14.2 are conditioned upon the delivery of written notice to Merck or Advaxis, as the case might be, of any potential Liability within a reasonable time after the indemnified Party becomes aware of such potential Liability. The indemnifying Party will have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing. The indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

14.2.4 Study Subjects. Advaxis shall not offer compensation on behalf of Merck to any Study subject or bind Merck to any indemnification obligations in favor of any Study subject.

14.3 limitation of liability. Other than with respect to the obligations of each Party under Section 9.1, IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY FOR, NOR SHALL ANY INDEMNIFIED PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR DAMAGES FOR LOST OPPORTUNITIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (x) THE MANUFACTURE OR USE OF ANY COMPOUND SUPPLIED HEREUNDER OR (y) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT OR ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT, EXCEPT THAT SUCH LIMITATION SHALL NOT APPLY TO DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

15. Use of Name.

Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name, trademark or logo of the other Party for any purpose in connection with the performance of this Agreement.

16. Force Majeure.

If in the performance of this Agreement, one of the Parties is prevented, hindered or delayed by reason of any cause beyond such Party’s reasonable control (e.g., war, riots, fire, strike, governmental laws), such Party shall be excused from performance to the extent that it is necessarily prevented, hindered or delayed (“Force Majeure”). The non-performing Party will notify the other Party of such Force Majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use commercially reasonable efforts to remedy its inability to perform.

17. Entire Agreement; Modification.

The Parties agree to the full and complete performance of the mutual covenants contained in this Agreement. This Agreement, together with the Clinical Quality Agreement and the Pharmacovigilance Agreement, constitutes the sole, full and complete agreement by and between the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement. No amendments, changes, additions, deletions or modifications to or of this Agreement shall be valid unless reduced to writing and signed by the Parties hereto.

18. Assignment and Sub-Contracting.

Neither Party shall assign or transfer this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement to one or more of its Affiliates without the other Party’s consent, and any and all rights and obligations of either Party may be exercised or performed by its Affiliates, provided that such Affiliates agree to be bound by this Agreement.

19. Invalid Provision.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. In lieu of the illegal, invalid or unenforceable provision, the Parties shall negotiate in good faith to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

20. No Additional Obligations.

Advaxis and Merck have no obligation to renew this Agreement or apply this Agreement to any clinical trial other than the Collaboration Program. Neither Party is under any obligation to enter into another type of agreement at this time or in the future.

21. Dispute Resolution and Jurisdiction.

21.1 The Parties shall attempt in good faith to settle all disputes arising out of or in connection with this Agreement in an amicable manner. Any claim, dispute or controversy arising out of or relating to this Agreement, including the breach, termination or validity hereof or thereof (each, a “Dispute”), shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to its choice of law principles.

21.2 Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed or maintained notwithstanding any ongoing discussions between the Parties.

22. Notices.

All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier), or sent by internationally-recognized overnight courier addressed as follows:

If to Advaxis, to:

Advavis, Inc.

305 College Road East

Princeton, New Jersey 08540

Email: mayes@advaxis.com

Facsimile:

Attention: Gregory T. Mayes

With a copy for notice purposes only to:

Pearl Cohen

1500 Broadway, 12th Floor

New York, New York 10036

Email: mcohen@pearlcohen.com

Facsimile: 646 878 0801

Attention: Mark Cohen

If to Merck, to:

Merck Sharp & Dohme B.V.

Waarderweg 39

2031 BN Haarlem

The Netherlands

Attention: General Manager

Facsimile: +31 412 66 2559]

With a copy to:

Merck Sharp & Dohme Corp.

One Merck Drive

P.O. Box 100, WS3A-65

Whitehouse Station, NJ 08889-0100

Attention: Office of Secretary

Facsimile No.: (908) 735-1246

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

23. Relationship of the Parties.

The relationship between the Parties is and shall be that of independent contractors, and does not and shall not constitute a partnership, joint venture, agency or fiduciary relationship. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or take any actions, which are binding on the other Party, except with the prior written consent of the other Party to do so. All persons employed by a Party will be the employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

24. Counterparts and Due Execution.

This Agreement and any amendment may be executed in two (2) or more counterparts (including by way of facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. When executed by the Parties, this Agreement shall constitute an original instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. For clarity, facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

25. Construction.

Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall be deemed to be followed by the phrase “without limitation” or like expression. The term “will” as used herein means shall. References to “Article,” “Section” or “Appendix” are references to the numbered sections of this Agreement and the appendices attached to this Agreement, unless expressly stated otherwise. Except where the context otherwise requires, references to this “Agreement” shall include the appendices attached to this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto.

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Agreement as of the Effective Date.

ADVAXIS INC.

By:

Daniel J. O’Connor

President and Chief Executive Officer

MERCK SHARP & DOHME BV

By:

Name

Title

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

Appendix A

PROTOCOL

[Protocol begins on following page.]

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

Appendix B

SAMPLE ANALYSIS OWNERSHIP AND SHARING

[Table begins on following page.]

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

Study Procedures	Shared between the Two Parties	Not Shared	Timing for Data Sharing	Party to Analyze Data/Sample

Data	-	-	-	-
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
Samples	-	-	-	-
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]
[C.I.]	[C.I.]	[C.I.]	[C.I.]	[C.I.]

[C.I.]

[C.I.]

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

Appendix C

SUPPLY OF COMPOUNDS

Schedule of Deliveries for ADXS31-142

[C.I.]

Schedule of Deliveries for MK34751

[C.I.]

Certain portions of this document have been marked “[C.I.]” to indicate that confidential treatment has been requested for such confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.